ADVANCED HEALTH CORPORATION AND SUBSIDIARIES

                              SUPPLEMENTAL NET LOSS

                          PER COMMON SHARE COMPUTATION



                                                                                                           For the
                                                                                                         year ended
                                                                                                      December 31, 1996
                                                                                                         (unaudited)
                                                                                                     -------------------
Calculation of Supplemental Shares Outstanding:
Debt repaid by offering proceeds                                                                      $      5,000,000
Proceeds per share                                                                                              13 .00
                                                                                                      ----------------
Additional shares assumed outstanding                                                                          384,615
                                                                                                      ----------------
Additional weighted average common shares assumed outstanding                                                  296,343
Weighted average common shares outstanding                                                                   5,634,898
                                                                                                      ----------------
Supplemental weighted average common shares outstanding                                                      5,931,241
                                                                                                      ================

Supplemental Net Loss Per Share:
Net loss                                                                                              $     (1,465,188)
Pro forma impact of use of proceeds on interest expense, net of tax                                             55,464
                                                                                                      ----------------

Supplemental net loss                                                                                       (1,409,724)
Supplemental weighted average common shares outstanding                                                      5,931,241
                                                                                                      ----------------

Supplemental net loss per common share                                                                $          (0.24)
                                                                                                      ================
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